Exhibit 3.2

DESTINY MERGER SUB, INC.

BYLAWS

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Article I MEETINGS OF SHAREHOLDERS

Section 1.1 Annual Meetings.  If required by applicable law, an annual meeting of shareholders shall be held for the election of directors at such date, time, and location (if any) either within or without the State of Texas, or by means of remote communication (if any), as may be designated by resolution of the Board of Directors from time to time.  Any other proper business may be transacted at the annual meeting.  The corporation may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board of Directors.

Section 1.2 Special Meetings.  Special meetings of shareholders for any purpose or purposes may be called at any time by the President or the Board of Directors. Other than procedural matters, business conducted at any special meeting of shareholders shall be limited to business that is within the purpose or purposes described in the notice of such special meeting.  The corporation may postpone, reschedule or cancel any special meeting of shareholders previously scheduled by the President or the Board of Directors.

Section 1.3 Notice of Meetings.  Whenever shareholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the date and time of the meeting, the location of the meeting (if any), the means of remote communication (if any), the record date for determining shareholders entitled to vote at the meeting or at any adjournment thereof (if such date is different from the record date for determining shareholders entitled to notice of the meeting), information on how to access the list of shareholders entitled to vote at the meeting or at any adjournment thereof (in the case of a meeting held by means of remote communication), and the purpose or purposes for which the meeting is called (in the case of a special meeting).  Unless otherwise provided by applicable law, the certificate of formation of the corporation, or these bylaws, the notice of any meeting shall be given, not less than ten (10) or more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at the meeting or at any adjournment thereof as of the record date for determining shareholders entitled to notice of the meeting.  If by mail, such notice shall be considered to be given on the date deposited in the United States mail with postage prepaid and addressed to the shareholder at such shareholder's address as it appears on the records of the corporation. If by electronic transmission, such notice shall be considered to be given when transmitted to the address provided by the shareholder or to which the shareholder consents for the purpose of receiving notice.

Section 1.4 Quorum at Meetings.  Except as otherwise provided by applicable law, the certificate of formation, or these bylaws, at each shareholders' meeting the presence in person or by proxy of the holders of the majority of the shares entitled to vote at the meeting shall constitute a quorum.  In the absence of a quorum, the shareholders so present may, by a vote of the majority thereof, adjourn the meeting from time to time until a quorum shall be present.

Section 1.5 Voting; Proxies.

(a) Except as otherwise provided by the certificate of formation,  with respect to any matter submitted to a vote at a shareholders' meeting at which a quorum is present, each outstanding share of the corporation shall be entitled to one (1) vote on such matter. Directors of the corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a shareholders' meeting at which a quorum is present. Other than (x) the election of directors and (y) any matter for which applicable law, the rules or regulations of any stock exchange applicable to the corporation, the certificate of formation, or these bylaws require the affirmative vote of the holders of a specified portion of the shares of the corporation, in which case the affirmative vote of such specified portion shall be the act of the shareholders:  with respect to any matter submitted to a vote at a shareholders' meeting at which a quorum is present, the affirmative vote of the holders of the majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, such matter shall be the act of the shareholders.

(b) Each shareholder entitled to vote at a meeting of shareholders or to sign a written consent to take action without a meeting may appoint another person or persons to vote or act for such shareholder by proxy executed in writing by the shareholder, but no such proxy shall be voted or acted upon after eleven (11) months following the date the proxy is executed, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it conspicuously states that it is irrevocable and if it is coupled with an interest.  A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date.

(c) Voting at meetings of shareholders need not be by written ballot.
Section 1.6 Fixing Date for Determination of Shareholders of Record.

(a) In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders (or, subject to applicable law, any adjournment thereof), the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by applicable law, not be more than sixty (60) or less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a record date for determining the shareholders entitled to notice of such meeting, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

(b) In order that the corporation may determine the shareholders entitled to receive a  distribution from the corporation other than a distribution involving a purchase or redemption by the entity of the entity's own securities,  or to determine a record date for any other proper purpose other than for determining the shareholders entitled to written consent to action without a meeting of shareholders, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days prior to such action.

(c) Unless restricted by the certificate of formation, in order that the corporation may determine the shareholders entitled to written consent to action without a meeting of shareholders, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

Section 1.7 List of Shareholders Entitled to Vote.  The corporation shall prepare, not later than the eleventh (11th) day before the date of each meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting or at any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder, the type and number of shares held by each shareholder, and the number of votes that each shareholder is entitled to (if different from the number of shares held by such shareholder).  Such list shall be open to the inspection of any shareholder during regular business hours for any purpose germane to the meeting and, for at least ten (10) days before the date of the meeting, shall be (i) kept on a reasonably accessible electronic data system (provided that the information required to gain access to such list is provided with the notice of meeting) or (ii) kept on file at the registered office or principal executive office of the corporation.  In the case of a meeting held at a location, then a list of shareholders entitled to vote at the meeting shall be kept at the time and location of the meeting during the whole time of the meeting and may be examined by any shareholder present at the meeting.  In the case of a meeting held solely by means of remote communication, then the list shall be open to the inspection of any shareholder during the whole time of the meeting on a reasonably accessible electronic data system, and the information required to access such list shall be provided with the notice of the meeting.  Except as otherwise provided by applicable law, the share transfer records of the corporation shall be the only evidence as to who are the shareholders entitled to inspect the list of shareholders or to vote at any meeting of shareholders.

Section 1.8 Action By Written Consent of Shareholders.  Unless restricted by the certificate of formation, any action required or authorized to be taken at any annual or special meeting of the shareholders may be taken without holding a meeting, providing notice, and taking a vote, if a written consent or consents, stating the action so taken, shall be (a) signed by the holders of outstanding shares of the corporation having at least the minimum number of votes that would be necessary to take such action at a meeting at which each shareholder entitled to vote on such action is present and (b) delivered to the corporation to its registered office,  its principal executive office or place of business, or an officer or agent of the corporation having custody of its records of meetings of shareholders.  Prompt notice of the taking of any action by less than unanimous written consent shall, to the extent required by applicable law, be given by the corporation to those shareholders who have not signed a written consent and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered.

Section 1.9 Organization of Meetings.  Meetings of shareholders shall be presided over by the Chairperson of the Board of Directors (if any), or in such person's absence by the Vice Chairperson of the Board of Directors (if any), or in such person's absence by the President, or in such person's absence by a Vice President (if any), or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in such person's absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.10 Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding person at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Article II BOARD OF DIRECTORS

Section 2.1 Number; Qualifications.  The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors (except for the initial Board of Directors, the number thereof which shall be as set by the certificate of formation).  Directors need not be shareholders.

Section 2.2 Election; Resignation; Vacancies.  The Board of Directors shall initially consist of the persons named as directors in the certificate of formation, and each such director so named shall hold office until the first annual meeting of shareholders and until such director's successor is elected and qualified,  subject to such director's earlier death, resignation, disqualification, or removal.  At the first annual meeting of shareholders and at each subsequent annual meeting of shareholders, the holders of shares entitled to vote in the election of directors shall elect directors, and each director so elected and qualified shall hold office until the next annual meeting of shareholders and until such director's successor is elected and qualified,  subject to such director's earlier death, resignation, disqualification, or removal.  Any director may resign at any time by providing written notice to the corporation.  Unless otherwise provided by applicable law or the certificate of formation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled (a) by election at an annual or special meeting of shareholders called for that purpose or (b) by the affirmative vote of the majority of the remaining members of the Board of Directors, even if the remaining directors constitute less than a quorum of the Board of Directors; and each director so elected shall hold office either until the next election of directors by the shareholders or for the unexpired term of such director's predecessor in office (as the case may be), and until such director's successor is elected and qualified.

Section 2.3 Regular Meetings.  Regular meetings of the Board of Directors may be held at such dates, times, and locations (if any) either within or without the State of Texas,  or by means of remote communication (if any), as may be determined by the Board of Directors from time to time.

Section 2.4 Special Meetings.  Special meetings of the Board of Directors may be held at such dates, times, and locations (if any) either within or without the State of Texas, or by means of remote communication (if any), whenever called by any officer of the corporation or by any member of the Board of Directors.  Notice of a special meeting of the Board of Directors shall be provided by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.

Section 2.5 Quorum at Meetings;  Voting.  At all meetings of the Board of Directors, the presence of a majority of the full Board of Directors shall constitute a quorum for the transaction of business.  Unless the act of a greater number is required by the certificate of formation, these bylaws, or applicable law, a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.6 Action by Written Consent of Directors.  Unless otherwise restricted by the certificate of formation or these bylaws, any action required or authorized to be taken at any regular or special meeting of the Board of Directors, or of any committee thereof, may be taken without holding a meeting or providing notice, if a written consent or consents, stating the action so taken, shall be signed by all members of the Board of Directors.

Section 2.7 Organization of Meetings.  Meetings of the Board of Directors shall be presided over by the Chairperson of the Board of Directors (if any), or in such person's absence by the Vice Chairperson of the Board of Directors (if any), or in such person's absence by the President, or in the absence of the foregoing persons by a chairperson chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in such person's absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Article III COMMITTEES

Section 3.1 Committees.  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent permitted by applicable law, and to the extent provided by the certificate of formation, these bylaws, or a resolution of the Board of Directors, shall have and may exercise the authority of the Board of Directors in the management of the business and affairs of the corporation.

Article IV OFFICERS

Section 4.1 Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies.  The Board of Directors shall elect a President and a Secretary of the corporation.   The Board of Directors may, in its discretion, choose a Chairperson or a Vice Chairperson of the Board of Directors from among its members.  The Board of Directors may also appoint other officers of the corporation, including one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, or such other officers as the Board of Directors may from time to time deem necessary or desirable.  Each such officer shall hold office until such officer's successor is elected and qualified, subject to such officer's earlier death, resignation, disqualification, or removal.  Any officer may resign at any time by providing written notice to the corporation.  The Board of Directors may remove any officer for or without cause at any time.  Any number of offices may be held by the same person.  Any vacancy occurring in any office of the corporation for any cause may be filled by the Board of Directors at any regular or special meeting, and each officer so elected or appointed shall hold office for the unexpired portion of such officer's predecessor in office.

Section 4.2 Powers and Duties of Officers.  The officers of the corporation shall have such duties and authority in the management of the corporation as may be provided by the certificate of formation, these bylaws, or a resolution adopted by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 4.3 Appointing Attorneys and Agents; Voting Securities of Other Entities.  Unless otherwise provided by resolution adopted by the Board of Directors, from time to time the Chairperson of the Board of Directors, the President, or any Vice President may authorize and appoint an agent or agents or proxy or proxies of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of ownership interests in any other entity, any of whose interests may be held by the corporation, at meetings of the holders of the interests in such other entity, or to take action by written consent, in the name of the corporation, to take any action which the corporation may be entitled to take as such a holder, and may instruct the agent or agents or proxy or proxies so authorized and appointed as to the manner of casting such votes or taking of such actions.  Any of the rights set forth in this Section 4.3 which may be delegated to an agent or proxy may also be exercised directly by the Chairperson of the Board of Directors, the President, or any Vice President.

Article V SHARES

Section 5.1 Certificates.  The shares of the corporation shall be uncertificated and evidenced by a book-entry system maintained by the registrar of such shares;  provided that the Board of Directors may provide by resolution that any shares shall be certificated.  If any shares are represented by certificates, such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and every holder of such shares shall be entitled to delivery of a certificate that contains the signature of an authorized officer of the corporation (it being understood that each of the Chairperson of the Board of Directors, the Vice Chairperson of the Board of Directors, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary shall be an authorized officer for such purpose).  After an issuance or transfer of uncertificated shares of the corporation, the corporation shall send to the registered owner thereof notice in writing or by electronic transmission of any information required under the applicable provisions of the Texas Business Organizations Code to be stated on certificates representing shares, unless such information is included in the certificate of formation and these bylaws and the registered owner is provided with a copy thereof.

Section 5.2 Lost, Stolen or Destroyed Share Certificates; Issuance of New Certificates.  The corporation may issue a new certificate of shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.3 Transfer of Shares.  Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled, new equivalent uncertificated shares or certificated shares shall be issued to the person entitled thereto, and the transaction shall be recorded on the books of the corporation.    Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the corporation shall cancel the old certificate,  issue a new certificate to the person entitled thereto, and record the transaction on its books.

Section 5.4 Registered Shareholders.  The corporation may consider the persons registered in its share transfer records as the owner of shares of the corporation at a particular time for purposes of voting such shares; receiving distributions on such shares; transferring such shares; receiving notices, exercising rights of dissent, exercising or waiving preemptive rights, or giving proxies with respect to such shares; entering into agreements with respect to such shares in accordance with the appliable provisions of the TBOC; or any other shareholder action; and the corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

Section 5.5 Distributions.  Distributions on the capital stock of the corporation, subject to any applicable provisions of the certificate of formation, may be authorized by the Board of Directors and made by the corporation,  subject to the appliable provisions of the TBOC.  Distributions may be paid in cash, in property, or in shares of capital stock, subject to any applicable provisions of the certificate of formation.  Before payment of any distribution, there may be set aside out of any funds of the corporation available for distribution such sum or sums as the Board of Directors from time to time, in their absolute discretion, determine proper as a reserve or reserves to meet contingencies,  or for repairing or maintaining any property of the corporation, or for such other purposes as the Board of Directors shall determine conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Article VI INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1 Actions, Suits, or Proceedings Other Than by or in the Right of the Corporation.   The corporation shall, to the maximum extent permitted or required by the TBOC or other applicable law, as the same exists, may exist or be amended (but, in the case of any such new law or amendment and unless applicable law otherwise requires, only to the extent that such new law or amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such new law or amendment), indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or who is or was involved in any manner (including, without limitation, as a witness) in, any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving or has agreed to be a delegate of the corporation to serve at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise or organization or an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such investigation, claim, action, suit or proceeding and any appeal therefrom;  provided, however, that the foregoing obligations of the corporation shall not apply to any threatened, pending or completed investigation, claim, action, suit or proceeding arising out of or relating to any alleged breach by such person of the terms set forth in any agreement, instrument or policy to which such person is a party or otherwise bound, including any employment, restrictive covenant, or other agreement or arrangement (including employee policies of the corporation or any of its subsidiaries) relating to the employment of or provision of services to the corporation or its subsidiaries.

For purposes of Article VI, (a) a “delegate” means a person who, while serving as a director of the corporation, is or was serving at the request of the corporation as a representative of another enterprise, another organization, or an employee benefit plan, and a person is a delegate to an employee benefit plan if the performance of the person’s official duties to the corporation also imposes duties on or otherwise involves service by the person to the plan or participants in or beneficiaries of the plan, and (b) a “representative” means a person who is (i) serving as a partner, director, officer, venturer, proprietor, trustee, employee, administrator, or agent of an enterprise or other organization or of an employee benefit plan; or (ii) serving a similar function for an enterprise or other organization or for an employee benefit plan.

Section 6.2 Actions or Suits by or in the Right of the Corporation.   The corporation shall, to the maximum extent permitted or required by the TBOC or other applicable law, as the same exists, may exist or be amended (but, in the case of any such new law or amendment and unless applicable law otherwise requires, only to the extent that such new law or amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such new law or amendment), indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or who is or was involved in any manner (including, without limitation, as a witness) in, any threatened, pending or completed investigation, claim, action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving or has agreed to be a delegate of the corporation to serve at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise or organization or an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees and amounts paid in settlement) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such investigation, claim, action, suit or proceeding and any appeal therefrom; provided, however, that the foregoing obligations of the corporation shall not apply to any threatened, pending or completed investigation, claim, action, suit or proceeding arising out of or relating to any alleged breach by such person of the terms set forth in any agreement, instrument or policy to which such person is a party or otherwise bound, including any employment, restrictive covenant, or other agreement or arrangement (including employee policies of the corporation or any of its subsidiaries) relating to the employment of or provision of services to the corporation or its subsidiaries.

Section 6.3 Indemnification for Costs, Charges, and Expenses of Successful Party; Suits Initiated by a Director, Officer, Employee, Agent or Delegate.   Notwithstanding the other provisions of this Article VI, to the extent that a director, former director, officer, employee, agent or delegate of the corporation has been wholly successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any investigation, claim, action, suit or proceeding referred to in Sections 6.1 and 6.2 of this Article VI, he or she shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith;  provided, however, that the foregoing obligations of the corporation shall not apply to any threatened, pending or completed investigation, claim, action, suit or proceeding arising out of or relating to any alleged breach by such person of the terms set forth in any agreement, instrument or policy to which such person is a party or otherwise bound, including any employment, restrictive covenant, or other agreement or arrangement (including employee policies of the corporation or any of its subsidiaries) relating to the employment of or provision of services to the corporation or its subsidiaries. Notwithstanding the other provisions of this Article VI, except with respect to a proceeding to enforce rights to indemnification or advances under Section 6.6 of this Article VI, the corporation shall be required to indemnify a director, former director, officer, employee, agent or delegate under this Article VI in connection with an investigation, claim, action, suit or proceeding initiated or brought by such person (including any counterclaim or cross-claim) only if such investigation, claim, action, suit or proceeding was authorized by the Board of Directors.

Section 6.4 Determination of Right to Indemnification.

(a) Any indemnification under Sections 6.1 and 6.2 of this Article VI (unless required by Section 6.3 of this Article VI or ordered by a court) shall be paid by the corporation upon a determination that (i) the person to be indemnified (A) acted in good faith, (B) reasonably believed (1) in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests, and (2) in any other case, that the person’s conduct was not opposed to the corporation’s best interests, and (C) in the case of a criminal proceeding, that the person did not have a reasonable cause to believe that his conduct was unlawful; and (ii) with respect to expenses, the amount of expenses other than a judgment is reasonable. Action taken or omitted by a person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the corporation. Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the corporation. A person does not fail to meet the standard under this Section 6.4 solely because of the termination of any investigation, claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent.

(b) The determination under this Section 6.4 shall be made promptly after a written request for indemnification has been made (i) by the directors by a majority vote of directors who at the time of the vote are disinterested and independent, regardless of whether the directors who are disinterested and independent constitute a quorum, or (ii) by a committee of the Board of Directors designated by majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether the directors who are disinterested and independent constitute a quorum, and is composed solely of directors who are disinterested and independent, or (iii) by special legal counsel selected by the Board of Directors or a committee by a vote in accordance with clause (i) or (ii) of this Section 6.4(b) in a written opinion, or (iv) by the vote of the holders of a majority of the voting power of all of the shares entitled to vote thereon that excludes the shares held by directors who are not disinterested and independent.

(c) Indemnification under this Article VI of a person who is found liable to the corporation or is found liable because the person improperly received a personal benefit: (i) is limited to reasonable expenses (including costs, attorneys’ fees and amount paid in settlement) actually incurred by the person in connection with the proceeding, (ii) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan, and (iii) may not be made in relation to a proceeding in which the person has been found liable for (A) willful or intentional misconduct in the performance of the person’s duty to the corporation, (B) breach of the person’s duty of loyalty owed to the corporation, or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

(d) A person is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

(e) The only basis upon which a finding that indemnification may not be made is that such indemnification is prohibited by law or is beyond the scope of the right to indemnification conferred herein.

Section 6.5 Advance of Costs, Charges and Expenses.  In furtherance, but not in limitation, of the foregoing provisions, to the extent permitted by the TBOC or other applicable law, as the same exists, may exist or be amended (but, in the case of any such new law or amendment and unless applicable law otherwise requires, only to the extent that such new law or amendment permits the corporation to provide broader rights to payment of expenses than such law permitted the corporation to provide prior to such new law or amendment), and the other provisions of this Section 6.5, all costs, charges and expenses (including attorneys’ fees and amounts paid in settlement) incurred by an director, delegate or officer of the corporation in defending a civil or criminal investigation, claim, action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such investigation, claim, action, suit or proceeding;

provided, however, that the payment of such costs, charges and expenses incurred by a director, delegate or officer in his or her capacity as a director, delegate or officer (and not in any other capacity in which service was or is rendered by such person while a director, delegate or officer) in advance of the final disposition of such investigation, claim, action, suit or proceeding shall be made only upon receipt of (a) a written affirmation by the director, delegate or officer of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification under this Article VI, and (b) a written undertaking by or on behalf of the director, delegate or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director, delegate or officer has not met the required standard of conduct under Section 6.4 of this Article VI or that indemnification is prohibited by Section 6.4; provided, further, that the foregoing obligations of the corporation shall not apply to any threatened, pending or completed investigation, claim, action, suit or proceeding arising out of or relating to any alleged breach by such person of the terms set forth in any agreement, instrument or policy to which such person is a party or otherwise bound, including any employment, restrictive covenant, or other agreement or arrangement (including employee policies of the corporation or any of its subsidiaries) relating to the employment of or provision of services to the corporation or its subsidiaries. Such costs, charges and expenses incurred by former directors, employees and agents shall be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and upon approval of such director, delegate, officer, former director, employee, or agent of the corporation, authorize the corporation’s counsel to represent such person, in any investigation, claim, action, suit or proceeding, whether or not the corporation is a party to such investigation, claim, action, suit or proceeding.

Section 6.6 Procedure for Indemnification. Any (i) indemnification under Sections 6.1, 6.2 and 6.3 shall be made promptly, and in any event within sixty (60) days, or (ii) advance of costs, charges and expenses under Section 6.5 of this Article VI shall be made promptly, and in any event within twenty (20) days, in each case upon the written request of the director, officer, employee, agent or delegate to the Secretary of the corporation. The right to indemnification or advances as granted by this Article VI shall be enforceable by the director, officer, employee, agent or delegate in any court of competent jurisdiction, if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the prescribed time period for such payment. Such person’s costs and expenses (including attorneys’ fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.5 of this Article VI where the required undertaking, if any, has been received by the corporation) that indemnification or advancement of costs and expenses is prohibited by law or beyond the scope of the right to indemnification conferred herein, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or a committee thereof, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, nor the fact that there has been an actual determination by the corporation (including its Board of Directors or a committee thereof, its independent legal counsel, and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.7 Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of costs, charges and expenses provided by this Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of costs, charges and expenses may be entitled under any law (common or statutory), other provision of these bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the corporation. All rights under this Article VI shall vest at the time a person becomes a director, officer, employee, agent or delegate, shall continue as to a person who has ceased to be a director, officer, employee, agent or delegate as to actions taken while he or she was such a director, officer, employee, agent or delegate, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights under this Article VI shall be deemed to be a contract between the corporation and each director, officer, employee, agent or delegate of the corporation who serves or served in such capacity at any time while this Article VI is in effect. Any repeal or modification of this Article VI or any repeal or modification of relevant provisions of the TBOC or any other applicable laws shall be prospective only and shall not in any way diminish any rights of such director, officer, employee, agent or delegate or the obligations of the corporation arising hereunder.

Section 6.8 Extent of Indemnification. In addition to the specific indemnification provided for herein, the corporation shall indemnify each person who is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving or has agreed to serve as a delegate at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise or organization or employee benefit plan to the fullest extent authorized or permitted (a) by the TBOC, or any other applicable law, new law or by any amendment thereof or other statutory provision in effect on the date hereof, or (b) by the certificate of formation as in effect on July 9, 2025; provided, however, that the foregoing obligations of the corporation shall not apply to any threatened, pending or completed investigation, claim, action, suit or proceeding arising out of or relating to any alleged breach by such person of the terms set forth in any agreement, instrument or policy to which such person is a party or otherwise bound, including any employment, restrictive covenant, or other agreement or arrangement (including employee policies of the corporation or any of its subsidiaries) relating to the employment of or provision of services to the corporation or its subsidiaries. Subject to the exceptions and conditions set forth in Section 6.2 of this Article VI, the corporation shall also advance expenses to any of the foregoing individuals to the fullest extent authorized or permitted (i) by the TBOC, or any other applicable law, new law or by any amendment thereof or other statutory provision in effect on the date hereof, or (ii) by the certificate of formation as in effect on July 9, 2025.

Section 6.9 Predecessor Corporation. The corporation shall indemnify persons who served as directors, delegates, officers, employees and agents of the corporation’s predecessor corporation, A. H. Belo Corporation, a Delaware corporation (“AHC Delaware”), for actions taken or omitted to be taken, in such capacities with AHC Delaware at or prior to the merger of AHC Delaware with and into the corporation (the “AHC Merger”) to the same extent that the corporation would be able to indemnify such persons if such persons were serving in identical capacities with the corporation after the AHC Merger and as if such acts or omissions had occurred after the AHC Merger. In addition, with respect to actions taken or omitted to be taken, while serving in such capacities with AHC Delaware prior to the AHC Merger, such persons shall continue to have all such rights to indemnification and advancement of expenses as were provided under the bylaws of AHC Delaware at the time of the AHC Merger, the obligations with respect to which rights were assumed by the corporation as obligations of the corporation pursuant to and as a consequence of the AHC Merger.

Section 6.10 Insurance. Notwithstanding the foregoing, the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee, agent or delegate of the corporation, or is or was serving or has agreed to be a delegate of the corporation to serve at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise or organization or an employee benefit plan against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

Section 6.11 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director, officer, employee, agent and delegate of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

Section 6.12 Merger Agreement. Notwithstanding anything to the contrary in the foregoing Section 6.1 – Section 6.11, and solely to the extent required under Section 6.6 of the Agreement and Plan of Merger, dated as of July 9, 2025 (the “Merger Agreement”), by and among the corporation,  Hearst Media West, LLC, a Delaware limited liability company, DallasNews Corporation, a Texas corporation (“DallasNews”), and, solely for purposes of Section 9.17 thereof, Hearst Communications, Inc., a Delaware corporation: during the period commencing from the Effective Time (as defined in the Merger Agreement) and ending on the sixth anniversary of the Effective Time, the provisions with respect to indemnification, exculpation, and advancement of expenses set forth in the Second Amended and Restated Bylaws of DallasNews adopted and in effect as of the date of the Merger Agreement,  shall remain in effect with respect to those persons to whom such provisions apply.

Article VII MISCELLANEOUS
Section 7.1 Fiscal Year. The fiscal year of the corporation shall be determined by resolution adopted by the Board of Directors.
Section 7.2 Seal. The corporate seal, if any, shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.3 Manner of Notice.  Except as otherwise provided herein or permitted by applicable law, notices to directors and shareholders shall be in writing and shall be deemed effective if delivered personally, by mail to the directors or shareholders at their addresses appearing on the books of the corporation, by email, or by other means of electronic transmission.  Without limiting the manner by which notice otherwise may be given effectively to shareholders, and except as prohibited by applicable law, any notice to shareholders given by the corporation under any provision of applicable law, the certificate of formation, or these bylaws shall be effective if given by a single written notice to shareholders who share an address if consented to by the shareholders at that address to whom such notice is given.  Any such consent shall be revocable by the shareholder by written notice to the corporation.  Any shareholder who fails to object in writing to the corporation, within sixty (60) days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 7.3, shall be deemed to have consented to receiving such single written notice.  Notice to directors may be given by telephone or other means of electronic transmission.

Section 7.4 Waiver of Notice of Meetings of Shareholders, Directors, and Committees.  Any waiver of notice signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any meeting of the shareholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 7.5 Form of Records.  Any books and records maintained by the corporation in the regular course of its business, including its share transfer records, books and records of accounts, and minutes of the proceedings of the shareholders or the Board of Directors, may be maintained by or on behalf of the corporation on, or by means of, any information storage device, method, or one or more electronic data systems;  provided that any books or records so maintained can be converted into written paper form within a reasonable time, and, with respect to the share transfer records, the records so maintained comply with the applicable provisions of the TBOC, including Sections 3.151 and 21.173.

Section 7.6 Offices.  The registered office of the corporation shall be in the City of Dallas, County of Dallas, State of Texas.  The corporation may also have other offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the corporation may require.

Section 7.7 Amendment of Bylaws.  These bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors, but the shareholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.

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